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                                                                     EXHIBIT 3.2

                               CAMBREX CORPORATION

                                    By - Laws

      Article I

      OFFICES

Section 1.

      The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

      The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

      Article II

      STOCKHOLDERS

Section 1. ANNUAL MEETING.

      The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of annual meeting.

      The meeting may be adjourned from time to time and place to place until its business is completed.

      At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to

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stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2. SPECIAL MEETINGS.

      Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or on liquidation, special meetings of the stockholders may be called only by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

Section 3. STOCKHOLDER ACTION; HOW TAKEN.

      Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 4. NOTICE OF MEETING.

      Notice of every meeting of the stockholders shall be given in the manner prescribed by law.

Section 5. QUORUM.

      Except as otherwise required by law, the Certificate of Incorporation or these By Laws, the holders of a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the act of the majority of such quorum shall be deemed the act of the stockholders.

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      If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

      If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum and all matters shall be determined by a majority of votes cast at such meeting.

Section 6. QUALIFICATION OF VOTERS.

      The Board of Directors (hereinafter sometimes referred to as the "Board") may fix a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 7. PROCEDURE.

      The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

      The Board shall appoint one or more inspectors of election to serve at every meeting of the stockholders at which Directors are to be elected.

      ARTICLE III

      DIRECTORS

Section 1. NUMBER, ELECTION AND TERMS.

      Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than eleven. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual

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meeting of stockholders to be held in 1988, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1990, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

      The term "entire Board" as used in these ByLaws means the total number of Directors which the Corporation would have if there were no vacancies.

      Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meet ing may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

      Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from

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any increase in the number of Directors and any vacancies on the Board of
Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the Directors or the sole Director then remaining in office, even though less than a quorum of the Board of Directors. Any Directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3. REMOVAL.

      Subject to the rights of the class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least two thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

Section 4. REGULAR MEETINGS.

      Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine.

Section 5. SPECIAL MEETINGS.

      Special meetings of the Board may be called at any time, at any place and for any purpose by the Chairman of the Board or the President, or by any officer of the Corporation upon the request of a majority of the entire Board.

Section 6. NOTICE OF MEETING.

      Notice of regular meetings of the Board need not be given.

      Notice of every special meeting of the Board shall be given to each Director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least five business days before the meeting by being mailed or at least twenty-four hours before the meeting by telephone or by being personally delivered or telegraphed or telexed or telecopied or electronically transmitted by similar means to a receiver located at the place for such notices to be delivered. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

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Section 7. QUORUM.

      Except as may be otherwise provided by law or in these ByLaws, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of such quorum shall be deemed the act of the Board.

      Less than a quorum may adjourn any meeting of the Board from time to time without notice.

Section 8. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

      Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 9. POWERS.

      The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these ByLaws, directed or required to be exercised or done by the stockholders.

Section 10. COMPENSATION OF DIRECTORS.

      Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as Directors.

      ARTICLE IV

      OFFICERS

Section 1. NUMBER.

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      The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a Chairman of the Board, a Chief Executive Officer, a President, such number of vice presidents as the Board may from time to time determine, a Secretary and a Treasurer. The Chairman of the Board or, in his absence or if such office be vacant, the Chief Executive Officer, shall preside at all meetings of the stockholders and of the Board. Any person may hold two or more offices, other than the offices of Chairman of the Board and Chief Executive Officer at the same time. The Chairman of the Board and the Chief Executive Officer shall be chosen from among the Board of Directors, but the other officers need not be members of the Board.

Section 2. ADDITIONAL OFFICERS.

      The Board may appoint such other officers, agents and employees as it shall deem appropriate.

Section 3. TERMS OF OFFICE.

      All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 4. DUTIES.

      The officers, agents and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.

      ARTICLE V

      COMMITTEES

Section 1. EXECUTIVE COMMITTEE.

      (a) At any meeting of the Board, an Executive Committee, composed of the Chief Executive Officer and not less than two other members of the Board, may be designated by a majority vote of the entire Board to serve until the Board shall otherwise determine.

      (b) The Executive Committee shall have and may exercise all of the powers of the Board of Directors when the Board is not in session, except that it shall have no power to (a) elect directors; (b) alter, amend or repeal these By-Laws or any resolution or resolutions of the Board of Directors relating to the Executive Committee; (c) appoint

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any member of the Executive Committee; or (d) take any other action which legally may be taken only by the Board.

      (c) The Executive Committee shall adopt such rules as it may see fit with respect to the calling of its meetings, the procedure to be followed thereat, and its functioning generally.

      (d) Vacancies in the Executive Committee may be filled at any time by a majority vote of the entire Board.

Section 2. OTHER COMMITTEES.

      The Board of Directors may designate by a majority vote of the entire Board, one or more other committees, each such committee to consist of two or more Directors of the Corporation, which to the extent provided in said designation Directors in the management of the business and affairs of the Corporation, such committee to have such name as may be determined by the Board of Directors. The members of any such committee shall adopt such rules as they may see fit with respect to the calling of its meetings, the procedure to be followed thereat, and its functioning generally. The Board of Directors, by a majority vote of the entire Board, shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either With or without cause, at any time.

      ARTICLE VI

      INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1. NATURE OF INDEMNITY.

      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best

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interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

      The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. SUCCESSFUL DEFENSE.

      To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 3. DETERMINATION THAT INDEMNIFICATION IS PROPER.

      Any indemnification of a director or officer of the Corporation under
Section 1 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 hereof. Any indemnification of an employee or agent of the Corporation under Section 1 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 hereof. Any such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

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Section 4. ADVANCE PAYMENT OF EXPENSES.

      Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 5. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Any indemnification of a director or officer of the Corporation under Sections 1 and 2, or advance of costs, charges and expenses to a director or officer under Section 4 of this Article VI, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article VI where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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Section 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS.

      The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

      The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. INSURANCE.

      The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

Section 8. SEVERABILITY.

      If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

      ARTICLE VII

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      SEAL

Section 1.

      The corporate seal shall bear the name of the Corporation, the date 1983 and the words "Corporate Seal, Delaware".

      ARTICLE VIII

      AMENDMENTS

Section 1. AMENDMENT OF BY LAWS

      Subject to the provisions of the Certificate of Incorporation, these ByLaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of the holders of at least two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may by a majority vote of the entire Board amend these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.